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                                                                  Exhibit 10a(3)

                       LIMITED SUPPLEMENTAL BENEFITS PLAN

                            FOR CERTAIN EMPLOYEES OF

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                              AND ITS SUBSIDIARIES

                                              Amended Effective February 1, 2006




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                       LIMITED SUPPLEMENTAL BENEFITS PLAN
                            FOR CERTAIN EMPLOYEES OF
                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                              AND ITS SUBSIDIARIES

                                TABLE OF CONTENTS

                                                                            Page

1.    PURPOSE ...........................................................      1

2.    DEFINITIONS OF TERMS USED IN THE PLAN .............................      1

3.    DEATH BENEFIT .....................................................      5

4.    RETIREMENT BENEFIT ................................................      5

5.    ADMINISTRATION OF ACCOUNTS ........................................      8

6.    DESIGNATION OF BENEFICIARIES ......................................      9

7.    LIMITATION OF BENEFITS ............................................     10

8.    PLAN DOES NOT CONSTITUTE AN EMPLOYMENT AGREEMENT ..................     10

9.    AMENDMENT OR TERMINATION OF THE PLAN ..............................     10

10.   WHAT CONSTITUTES NOTICE ...........................................     11

11.   ADVANCE DISCLAIMER OF WAIVER ......................................     11

12.   EFFECT OF INVALIDITY OF ANY PART OF THE PLAN ......................     11

13.   PLAN BINDING ON ANY SUCCESSOR .....................................     11

14.   FUNCTION OF THE COMMITTEE .........................................     11

15.   LAW GOVERNING THE PLAN ............................................     11

16.   MISCELLANEOUS .....................................................     11

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                       LIMITED SUPPLEMENTAL BENEFITS PLAN
                            FOR CERTAIN EMPLOYEES OF
                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                              AND ITS SUBSIDIARIES

      PURPOSE. The purpose of this Plan is to assist the Company in attracting and retaining a stable pool of key managerial talent and to encourage long-term key employee commitment to the Company by providing selected employees of the Company with certain limited supplemental death and retirement benefits as defined herein. The Plan is intended to provide such benefits to a select group of management or highly compensated employees within the meaning of ERISA who terminate employment with the Company and its ERISA Affiliates after becoming eligible for immediately payable periodic benefits under the Pension Plan or for early or normal retirement benefits under the Cash Balance Plan.

      The Plan was last amended, effective as of December 31, 2005, to conform the Plan to the requirements of the American Jobs Creation Act of 2004 and the terms contained herein shall supersede all prior iterations of the Plan.

2. DEFINITIONS OF TERMS USED IN THE PLAN. As used in the Plan, the following words and phrases shall have the meanings indicated:

      (a) "Account" -- Any account established pursuant to Paragraph 3(b) or 4(f) of the Plan.

      (b) "Assets" -- All amounts that have been credited to an Employee's Account in accordance with Paragraph 3(b), 4(f), or 5(b) of the Plan.

      (c) "Beneficiary" -- The individual(s) and/or entity(ies) designated in writing by a Participant in the form attached to the Plan as Schedule A.

      (d) "Cash Balance Plan" -- The Cash Balance Pension Plan of Public Service Enterprise Group Incorporated.

      (e) "Change in Control" -- For the purposes of the Plan, a Change in Control of the Company shall mean the occurrence of any of the following events:

            (i) any "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Act")) is or becomes the beneficial owner within the meaning of Rule 13d-3 under the Act (a "Beneficial Owner"), directly or indirectly, of the Company's securities of (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then

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                  outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

            (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 15, 1998, constitute the board of directors of the Company ("Board") and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 15, 1998 or whose appointment, election or nomination for election was previously so approved or recommended; or

            (iii) there is consummated a merger or consolidation of the Company or any direct or indirect wholly owned subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

            (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

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                  Notwithstanding the foregoing subparagraphs (i), (ii), (iii)
                  and (iv), a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

      (f)   "Code" -- The Internal Revenue Code of 1986, as amended.

      (g) "Committee" -- The Employee Benefits Committee of the Company as selected by its Board of Directors.

      (h)   "Company" -- Public Service Enterprise Group Incorporated.

      (i)   "Compensation" --

            (i) For the purposes of calculating the Death Benefit pursuant to Paragraph 3 of the Plan, as to any Participant, Compensation shall be equal to the annual rate of salary of the Participant in effect at the date of death; and

            (ii) For the purposes of calculating the Retirement Benefit pursuant to Paragraph 4 of the Plan, as to any Participant, Compensation shall be equal to the average of the total remuneration paid to such Participant for services rendered to the Company, excluding i) the Company's cost for any public or private employee benefit plan but including all elective contributions that are made by the Company on behalf of a Participant which are not includable in income under Code Sections 125 or 401(k) and ii) all awards to the Participant under the Company's Long-Term Incentive Compensation Plan, for the five years ending at the earlier of such Participant's date of Retirement or attainment of normal retirement age under the Pension Plan; provided, however, that for the purposes of Paragraph 4 of the Plan, Compensation with respect to any Participant shall not exceed the amount which is 150% of the average annual base salary of the Participant for the applicable five-year period.

      (j) "ERISA" -- The Employee Retirement Income Security Act of 1974, as amended.

      (k) "ERISA Affiliate" -- any organization which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code
            Section 414(c), as modified by Code Section 415(h)) with the Company; or a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company or any other entity required

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            to be aggregated with the Company as required by regulations promulgated pursuant to Code Section 414(o).

      (l) "Participant" -- Each employee of the Company or an ERISA Affiliate nominated by the Chief Executive Officer of the Company and designated by the Company's Employee Benefits Policy Committee. The Chief Executive Officer of the Company shall nominate such select and key employees of the Company and its ERISA Affiliates upon such terms as he shall deem appropriate due to the employee's responsibilities and opportunity to contribute substantially to the financial and operating objectives of the Company.

      (m) "Pension Plan" -- The Pension Plan of Public Service Enterprise Group Incorporated.

      (n) "Plan" -- The Limited Supplemental Benefits Plan for Certain Employees of Public Service Enterprise Group Incorporated and its Subsidiaries, the terms of which are contained herein

      (o) "Retirement" -- For the purposes of the Plan, Retirement shall mean either (i) or (ii), as the case may be:

            (i) in the case of a Participant who participates in the Pension Plan, the Participant shall incur a Retirement for purposes of the Plan if he or she incurs a termination of service with the Company and its ERISA Affiliates after having attained the right to receive an immediately payable periodic benefit under the Pension Plan or when the sum of Participant's age and service are equal to or exceed
            80. In determining whether the Participant has attained the right to an immediately payable periodic benefit under the Pension Plan, he or she shall receive additional years of age and service in accordance with any employment, change in control, or similar arrangement applicable to the Participant, provided the Participant incurs a termination of service from the Company and its ERISA Affiliates during the two-year period commencing upon the date of a Change in Control.

            (ii) in the case of a Participant who participates in the Cash Balance Plan, the Participant shall incur a Retirement for purposes of the Plan if he or she incurs a termination of service with the Company and its ERISA Affiliates after his or her Early Retirement Date or Normal Retirement Date (as those terms are defined in the Cash Balance Plan). In determining whether the Participant has attained his or her Early Retirement Date or Normal Retirement Date, he or she shall receive additional years of age and service in accordance with any employment, change in control, or similar arrangement applicable to the Participant, provided the Participant incurs a termination of service from the Company and its ERISA Affiliates during the two-year period commencing upon the date of a Change in Control.

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            Retirement shall not include termination of service with the right to a deferred pension under the Pension Plan or a deferred retirement benefit or early commencement of payment of a participant's Cash Balance Account under the Cash Balance Plan.

      (p) "Retirement Plan" -- Any pension plan within the meaning of ERISA, excluding (i) the Pension Plan, the Cash Balance Plan and all defined contribution plans maintained by the Company or an ERISA Affiliate, except insofar as any such defined contribution plan may provide supplementary benefits to the Pension Plan or the Cash Balance Plan, (ii) this Plan and (iii) all deferred compensation plans, tax credit employee stock ownership plans and thrift plans, and all other profit-sharing plans which are not the principal retirement benefit of a plan sponsor, maintained by sponsors other than the Company.

      (q) "Voting Stock" -- Outstanding stock of a corporation entitled to vote in the election of the directors of that corporation.

3.    DEATH BENEFIT.

      (a) Amount of Benefit -- If a Participant dies while in the active employment of the Company or an ERISA Affiliate, the Company shall provide a death benefit to such Participant's Beneficiary in an amount equal to 150% of the Participant's Compensation, adjusted to the nearest $1,000, or to the next highest $1,000 if such Compensation is a multiple of $500 but not of $1,000.

      (b) Establishment of Account -- Upon the death of a Participant during employment with the Company or an ERISA Affiliate, the Company shall establish an Account for the benefit of such Participant's Beneficiary. Such Account shall initially be credited with an amount equal to the benefit provided under Paragraph 3(a) and shall be held and administered as provided in Paragraph 5 of the Plan.

4.    RETIREMENT BENEFIT.

      (a) General -- At Retirement, the Company shall provide each Participant with a retirement benefit calculated as provided in this Paragraph 4.

      (b)   Determination of Benefit --

            (i)   Pension Plan Participants:

            (A) The Participant's Compensation shall be multiplied by an amount equal to one one-hundredth of the sum of (x) the number of the Participant's years of credited service under the Pension Plan at Retirement (including any additional years of age and service provided to the Participant in accordance with any employment, change in control, or similar arrangement applicable to the Participant so long as the Participant incurs

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                  a termination of service from the Company and its ERISA
                  Affiliates during the two-year period commencing upon the date of a Change in Control), (y) the number of any additional years of service credit to which the Participant may be entitled from the Company under the Mid-Career Supplemental Retirement Income Plan of Public Service Enterprise Group Incorporated and its Affiliates or any written arrangement with the Company or an ERISA Affiliate Company (excluding any written arrangement between the Company or ERISA Affiliate and the Participant relating to a Change in Control), and (z) 30; but, in no event, shall the multiple be greater than 0.75.

            (B) The amount determined under subparagraph (A) of this Paragraph 4(b)(i) shall be reduced by the sum of (x) the amount the Participant would be entitled to at Retirement as an annual pension benefit under the Pension Plan and any supplemental retirement plan (other than this Plan) maintained by the Company or an ERISA Affiliate calculated as a single life annuity without reduction for any pre-retirement survivor's option coverage or any reduction for early retirement, (y) 100% of the amount of the unreduced annual Social Security benefit to which the Participant would be entitled at age 65 (or such other age which may be established by the Social Security Administration from time to time as the earliest age at which a Participant may receive an unreduced benefit thereunder), assuming that the Participant has no earnings from the date of Retirement to age 65 (or such other applicable age), or, if greater, any disability benefit under Social Security to which the Participant may be entitled, and
                  (z) the aggregate of the annual benefits to which the Participant is entitled under all Retirement Plans as of the date the Participant is employed by the Company or an ERISA Affiliate, the such Social Security Benefits and benefits under all Retirement Plans to be calculated as single life annuities without any reductions, under rules, procedures and equivalents determined by the Committee. To determine the amounts referred to under (y) and (z) above, the Participant shall file a declaration of all such amounts with the Performance and Rewards Department of the Company's subsidiary, PSEG Services Corporation, in such form as the Committee may require from time to time. No benefit shall be paid under the Plan until such a declaration, in satisfactory form, shall be filed with the Performance and Rewards Department. If a Participant is granted a disability Social Security benefit, he shall notify the Performance and Rewards Department thereof within 30 days thereof, and the Participant's retirement benefit under this Plan shall be adjusted accordingly. The Company shall be entitled to rely on such statements in making payment, and if any such statement is incorrect or is not furnished, the Company shall be entitled to reimbursement from the Participant, the Beneficiary or their legal representatives for any overpayment and may reduce or suspend future payments to recover any such overpayment. In the event it is established to the satisfaction of the Committee, in its sole discretion, that

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                  any such statement was intentionally false or omitted, the
                  Participant or Beneficiary shall be entitled to no further payments under the Plan, and the Company shall be entitled to recover any payments made hereunder.

      (ii)  Cash Balance Plan Participants:

            (A) The Participant's Compensation shall be multiplied by an amount equal to one one-hundredth of the sum of (x) the number of the Participant's years of service under the Pension Plan with which such Participant would have been credited at Retirement had the Participant participated in the Pension Plan from his/her date of hire and including any additional years of age and service provided to the participant in accordance with any employment, change in control, or similar arrangement applicable to the Participant so long as the Participant incurs a termination of service from the Company and its ERISA Affiliates during the two-year period commencing upon the date of a Change in Control, (y) the number of any additional years of service credit to which the Participant may be entitled from the Company under the Mid-Career Supplemental Retirement Income Plan of Public Service Enterprise Group Incorporated and its Affiliates or any written arrangement with the Company or an ERISA Affiliate (excluding any written arrangement between the Company or ERISA Affiliate relating to a Change in Control) and (z) 30; but, in no event, shall the multiple be greater than 0.75.

            (B) The amount determined under subparagraph (A) of this Paragraph 4(b)(ii) shall be reduced by the sum of (x) the amount the Participant would be entitled to at Retirement as an annual pension benefit under the Cash Balance Plan and any supplemental retirement plan (other than this Plan) maintained by the Company or an ERISA Affiliate calculated as a single life annuity payable at the Participant's Normal Retirement Date (as defined under the Cash Balance Plan), (y) 100% of the amount of the unreduced annual Social Security benefit to which the Participant would be entitled at age 65 (or such other age which may be established by the Social Security Administration from time to time as the earliest age at which a Participant may receive an unreduced benefit thereunder), assuming that the Participant has no earnings from the date of Retirement to age 65 (or such other applicable age), or, if greater, any disability benefit under Social Security to which the Participant may be entitled, and (z) the aggregate of the annual benefits to which the Participant is entitled under all Retirement Plans as of the date the Participant is employed by the Company or an ERISA Affiliate, such Social Security Benefits and benefits under all Retirement Plans to be calculated as single life annuities without any reductions, under rules, procedures and equivalents determined by the Committee. To determine the amounts referred to under (y) and
                  (z) above, the Participant shall file a declaration of all such amounts with the Performance and Rewards Department in such form as

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                  the Committee may require from time to time. No benefit shall be paid under the Plan until such a declaration, in satisfactory form, shall be filed with the Performance and Rewards Department. If a Participant is granted a disability Social Security benefit, he shall notify the Performance and Rewards Department thereof within 30 days thereof, and the Participant's retirement benefit under this Plan shall be adjusted accordingly. The Company shall be entitled to rely on such statements in making payment, and if any such statement is incorrect or is not furnished, the Company shall be entitled to reimbursement from the Participant, the Beneficiary or their legal representatives for any overpayment and may reduce or suspend future payments to recover any such overpayment. In the event it is established to the satisfaction of the Committee, in its sole discretion, that any such statement was intentionally false or omitted, the Participant or Beneficiary shall be entitled to no further payments under the Plan, and the Company shall be entitled to recover any payments made hereunder.

      (c) Forms of Benefit -- The annual amount determined under paragraph (b) of this Paragraph 4 shall be paid in the form of a life annuity; either a single life annuity in monthly installments or a joint and survivor annuity in monthly installments based upon such annual amount and calculated in accordance with the form of benefit option selected by the Participant under the Pension Plan or the Cash Balance Plan, as the case may be; provided, however, that if the Participant has selected a lump-sum distribution under the Pension Plan or the Cash Balance Plan, distribution under this Plan shall be made in the form of a single life annuity.

      (d) Commencement of Benefit - The benefit to be paid pursuant to this Paragraph 4 shall commence at the same time as the Participant's benefit under the Pension Plan or Cash Balance Plan except that for any Participant who is a "Key Employee," as defined in the Code, commencement of his/her benefit may not occur earlier than six months following his/her Retirement.

5.    ADMINISTRATION OF ACCOUNTS.

      (a) General -- Accounts shall be established under the Plan only pursuant to Paragraph 3(b) hereof. All Accounts shall be administered in accordance with the provisions of this Paragraph 5.

      (b) Interest on Assets in the Account -- The Assets credited to an Account shall accrue interest at a market rate of interest as may be determined from time to time by the Committee.

      (c) Timing of the Distribution(s) -- A Beneficiary shall receive the distribution of the Account in the form of monthly distributions over a ten-year period commencing in the month following the month of the Participant's death. The amount of each installment shall be determined by dividing the then unpaid balance in the Account, including accrued and unpaid interest, by the number of installments remaining to be paid.

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      (d)   Request for Change in Distribution -- A Beneficiary or legal representative may request a change in the timing, frequency or amount of payments made from a Account by filing a written request therefor with the Committee. The Committee may, in its sole discretion, grant such request only if the Committee determines that an emergency beyond the control of the Beneficiary or legal representative exists and which would cause such Beneficiary or legal representative severe financial hardship if the payment of such benefits were not approved. Any such distribution for hardship shall be limited to the amount needed to meet such emergency. The Committee shall inform the Beneficiary or legal representative of its decision within sixty (60) days of receipt of the written request.

6.    DESIGNATION OF BENEFICIARIES

      (a) General -- To designate an individual(s) and/or entity(ies) to receive the benefits of the Plan with respect to a Participant, such Participant must file a written designation in the form of Schedule A to the Plan with the Committee. Subject to the restrictions of this Paragraph 6, a Participant may change such designation by filing a subsequent written designation.

      (b) Death Benefit -- By designation on Section 1 of a Schedule A filed with the Committee, a Participant may name an individual(s) and/or entity(ies) to receive a death benefit under Paragraph 3 of the Plan with respect to such Participant. A Participant may change such designation by filing a subsequent notification in the form of Schedule A.

      (c)   Retirement Benefits --

            (i) Single Life Annuity. If a Participant's retirement benefit under the Plan is paid as a single life annuity under Paragraph 4(c)(i) of the Plan, there shall be no Beneficiary with respect to such benefit and all retirement benefits shall cease upon the Participant's death.

            (ii) Joint and Survivor Annuity. If a Participant's retirement benefit under Paragraph 4(c)(ii) of the Plan is paid as joint and survivor annuity, the post-retirement survivorship shall be paid to the Participant's spouse. If the Participant's spouse predeceases the Participant within five years from the date of Participant's Retirement, the Participant's retirement benefit hereunder will automatically revert and return to a single life annuity commencing the first day of the month following the month in which the spouse died. If, however, the spouse predeceases the Participant more than five years after Participant's Retirement, the Participant's reduced retirement benefit shall continue during his life and no survivor benefit shall be paid.

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      (d)   Designation by Last Remaining Beneficiary -- After a Participant's
            death, if there is only one remaining Beneficiary with respect to a death benefit under Paragraph 3 of the Plan, such Beneficiary shall be entitled to designate in writing to the Committee an individual to be paid any remainder of such benefit under the Plan at such Beneficiary's death. If no such further designation is made, such remainder shall be paid to such Beneficiary's estate. In the event of such Beneficiary's death, and regardless of whether any such further designation has been made, the Committee in its sole discretion may require any such remainder to be paid as a lump sum.

7.    LIMITATION OF BENEFITS.

      (a) The Plan shall be unfunded with respect to all benefits to be paid hereunder. In addition, the Company shall not be required to segregate any amounts credited to any Account, which shall be established merely as an accounting convenience; title to and beneficial ownership of any Assets credited to any Account shall at all times remain in the Company, and no Participant, Beneficiary or legal representative shall have any interest whatsoever in any specific assets of the Company.

      (b) The payment of any death or survivorship benefit under this Plan shall be contingent upon such evidence of death as may be required by the Committee.

      (c) If the Company should terminate the Plan pursuant to Paragraph 9 hereof, the Company's obligation to pay any benefits under the Plan shall likewise terminate; provided, however, that, except as otherwise provided in said Paragraph 9, the Company may not terminate the Plan with respect to any Participant subsequent to that Participant's Retirement or death.

8. PLAN DOES NOT CONSTITUTE AN EMPLOYMENT AGREEMENT. The Plan shall not constitute a contract for the continued employment of any Participant by the Company or any ERISA Affiliate. The Company and each ERISA Affiliate reserves the right to modify a Participant's Compensation at any time and from time to time as it considers appropriate and to terminate any Participant's employment for any reason at any time notwithstanding the Plan.

9. AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Company may, in its sole discretion, amend, modify or terminate the Plan at any time, provided, however, that no such amendment, modification or termination shall deprive any Participant or Beneficiary of a previously acquired right unless such Participant or his Beneficiary or his legal representative shall consent to such change. Provided, further, however, that after a Change in Control, this Plan may not be terminated nor the benefit calculation reduced with respect to any Participant in the Plan on the date of such Change in Control unless such Participant or his Beneficiary or his legal representative shall consent to such change. No right to a death benefit under the Plan shall accrue until a

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      Participant's death and no right to a retirement benefit shall accrue until a Participant's Retirement.

10. WHAT CONSTITUTES NOTICE. Any notice to a Participant, a Beneficiary or any legal representative hereunder shall be given in writing, by personal delivery, overnight express service or by United States mail, postage prepaid, addressed to such person's last known address. Any notice to the Company or the Committee hereunder (including the filing of Schedule A) shall be given by delivering it in person or by overnight express service, or depositing it in the United States mail, postage prepaid, to the Secretary of the Employee Benefits Committee, Public Service Enterprise Group Incorporated, 80 Park Plaza, T10B, P.O. Box 1171, Newark, New Jersey, 07101.

11. ADVANCE DISCLAIMER OF WAIVER. Failure by the Company or the Committee to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.

12. EFFECT OF INVALIDITY OF ANY PART OF THE PLAN. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision of the Plan.

13. PLAN BINDING ON ANY SUCCESSOR. Except as otherwise provided herein, the Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

14. FUNCTION OF THE COMMITTEE. The Plan shall be administered by the Committee and the Committee shall be the final arbiter of any question that may arise under the Plan.

15. LAW GOVERNING THE PLAN. Except to the extent federal law applies, the Plan shall be governed by the laws of the State of New Jersey without giving effect to principles of conflicts of law. This Plan is specifically intended to comply with the provisions of the The American Jobs Creation Act of 2004 (the "AJCA") and Section 409A of the Code and it shall automatically incorporate all applicable restrictions of the AJCA, the Code and its related regulations, and the Company will amend the Plan to the extent necessary to comply with those requirements. The timing under which a Participant will have a right to receive any payment under this Plan will be deemed to be automatically modified, and a Participant's rights under the Plan limited to conform to any requirements under, the AJCA, the Code and its related regulations.

16.   MISCELLANEOUS.

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

      (a)   The masculine pronoun shall mean the feminine wherever appropriate.

      (b) The headings are for convenience only. In the event of a conflict between the headings of a paragraph and its contents, the contents shall control.

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